Exhibit 4

November 14, 2023

Bogotá D.C.

Republic of Colombia

Ministry of Finance and Public Credit

Carrera 8, No. 6C-38, Piso 1

Bogotá D.C., Colombia

Ladies and Gentlemen:

In my capacity as Head of the Legal Affairs Group of the General Directorate of Public Credit and National Treasury of the Ministry of Finance and Public Credit of the Republic of Colombia (the “Republic”), and in connection with the Republic’s offering, pursuant to its registration statement under Schedule B of the United States Securities Act of 1933, as amended (the “Securities Act”), filed by the Republic with the United States Securities and Exchange Commission (the “Commission”) under Registration No. 333-253587, (the “Registration Statement”), U.S.$1,250,000,000 aggregate principal amount of its 8.000% Global Bonds due 2035 and U.S.$1,250,000,000 aggregate principal amount of its 8.750% Global Bonds due 2053 (the “Securities”), I have reviewed the following documents:

(i) the Registration Statement and the related Prospectus dated April 15, 2021 included in the Registration Statement most recently filed with the Commission, as supplemented by the Prospectus Supplements dated November 7, 2023 relating to the Securities, as filed with the Commission pursuant to Rule 424(b)(5) under the Securities Act;

(ii) an executed copy of the Indenture, dated January 28, 2015, between the Republic and The Bank of New York Mellon, as amended and supplemented by the Supplemental Indenture thereto, dated as of September 8, 2015, and as further amended and supplemented from time to time (as amended and supplemented, the “Indenture”);

(iii) the global Securities dated November 14, 2023, in the aggregate principal amount of $1,250,000,000 and $1,250,000,000 executed by the Republic;

(iv) an executed copy of the Authorization Certificate dated November 14, 2023, pursuant to which the terms of the Securities were established;

1

(v) all relevant provisions of the Constitution of the Republic and the following acts, laws and decrees of the Republic, under which the issuance of the Securities has been authorized:

(a)

The relevant portions of Law 80 of October 28, 1993 (a translation of which has been filed as part of Exhibit F to the Republic’s Registration Statement No. 333-13172 and incorporated herein by reference);

(b)	Article 16 of Law 185 of January 27, 1995 (a translation of which has been filed as part of Exhibit F to the Republic’s Registration Statement No. 333-13172 and incorporated herein by reference);

(c)	Article 13 of Law 533 of November 11, 1999 (a translation of which has been filed as part of Exhibit F to the Republic’s Registration Statement No. 333-13172 and incorporated herein by reference);

(d)	Law 781 of December 20, 2002 (a translation of which has been filed as part of Exhibit F to the Republic’s Registration Statement No. 333-109215 and incorporated herein by reference);

(e)

Law 1366 of December 21, 2009 (a translation of which has been filed as part of Exhibit 3 to Amendment No. 2 to the Republic’s Annual Report on Form 18-K for the fiscal year ended December 31, 2008 and incorporated herein by reference);

(f)

Law 1624 of April 29, 2013 (a translation of which has been filed as part of Exhibit 3 to Amendment No. 1 to the Republic’s Annual Report on Form 18-K for the fiscal year ended December 31, 2012 and incorporated herein by reference);

(g)

Decree No 1068 of May 26, 2015 (a summary of the material portion of which has been filed as part of Exhibit 3 of Amendment No. 1 to the Republic’s Annual Report on Form 18-K for the fiscal year ended December 31, 2014 and incorporated herein by reference);

2

(h)

Law 1771 of December 30, 2015, (a translation of which has been filed as Exhibit A to Exhibit 3 to Amendment No. 2 to the Republic’s Annual Report From 18-K for the fiscal year ended December 31, 2014);

(i)

Law 2073 of December 31, 2020 (a translation of which has been filed as part of Exhibit 4 to Amendment No. 1 to the Republic’s Report on Form 18-K for the fiscal year ended December 31, 2019 and incorporated herein by reference); and

(j)

CONPES Document No. 4108 DNP, MINHACIENDA, dated November 22, 2022 (a translation of which has been filed as part of Exhibit 3 to Amendment No. 2 to the Republic’s Report on Form 18-K for the fiscal year ended December 31, 2021 and incorporated herein by reference).

(vi) the following additional actions under which the issuance of the Securities has been authorized:

(a)	Resolution No. 2063, dated August 4, 2022, of the Ministry of Finance and Public Credit; (a translation of which is attached as Exhibit A hereto);

(b)

Authorization by Act of the Interparliamentary Commission of Public Credit (Comisión Interparlamentaria de Crédito Público) adopted in its meetings held on June 14, 2023 (a translation of which is attached as Exhibit B hereto); and

(c)	Resolution No. 2803 of November 7, 2023 of the Ministry of Finance and Public Credit (a translation of which is attached as Exhibit C hereto).

It is my opinion that under and with respect to the present laws of the Republic, the Securities have been duly authorized, executed and delivered by the Republic and, assuming due authentication thereof pursuant to the Indenture, constitute valid and legally binding obligations of the Republic.

I hereby consent to the filing of this opinion as an exhibit to the Republic’s Amendment No. 1 to its Annual Report on Form 18-K for its fiscal year ended December 31, 2022 and to the use of the name of the Head of the Legal Affairs Group of the General Directorate of Public Credit and National Treasury of the Ministry of Finance

3

and Public Credit of the Republic under the caption “Validity of the Securities” in the Prospectuses and under the heading “General Information—Validity of the Bonds” in the Prospectus Supplements referred to above. In giving the foregoing consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

No opinion is expressed as to any law of any jurisdiction other than Colombia. With respect to the opinion set forth above, my opinion is limited to the laws of Colombia. In particular, to the extent that New York State or United States Federal law is relevant to the opinions expressed above, I have relied, without making any independent investigation, on the opinion of Arnold & Porter Kaye Scholer LLP, filed as an exhibit to Amendment No. 1 to the Republic’s Annual Report on Form 18-K for its fiscal year ended December 31, 2022. This opinion is specific as to the transactions and the documents referred to herein and is based upon the law as of the date hereof. My opinion is limited to that expressly set forth herein, and I express no opinions by implication.

Very truly yours

/s/ Lady Nathalie Gómez Acosta
Lady Nathalie Gómez Acosta Head of the Legal Affairs Group of the General Directorate of Public Credit and National Treasury of the Ministry of Finance and Public Credit of the Republic of Colombia

4

[MINHANCIENDA BANNER]	Exhibit A

RESOLUTION 2063

(4 AUG. 2022)

Whereby the “Reference Framework for Colombia’s Sovereign Green, Social and Sustainable Bonds” is adopted, for the issuance of Green, Social or Sustainable Bonds on behalf of the Nation in the local market and/or in international capital markets.

THE MINISTRY OF FINANCE AND PUBLIC CREDIT

Exercising its legal powers, particularly the powers conferred on it by Article 4 of Law 2073 of 2020

WHEREAS

The Political Constitution establishes, the fundamental rights, the social, economic and cultural rights, and the collective and environmental rights, among others, of the inhabitants of the national territory;

The Republic of Colombia is part of the “Paris Agreement”, adopted on December 12, 2015 in Paris, which aims to strengthen the global response to the threat of climate change, in the context of sustainable development and efforts to eradicate poverty. Said agreement was approved by Law 1844 of 2017 and declared enforceable by Ruling C-048 of May 23, 2018;

On September 25, 2015, the General Assembly of the United Nations (UN), of which Colombia has been a founding member since 1945, approved the 2030 Agenda for sustainable development and Sustainable Development Goals (SDGs), as a universal action plan to guarantee prosperity, people well-being and environmental conservation;

Through CONPES Document 3918 of March 15, 2018 “Strategy for the implementation of Sustainable Development Goals (SDGs) in Colombia”, the guidelines for the implementation of the SDGs in Colombia were approved, among others;

Article 4 of Law 2073 of 2020 establishes that the Ministry of Finance and Public Credit shall be in charge of developing and adopting by administrative act the reference frameworks for the issuance of thematic public debt bonds on behalf of the Nation, such as green bonds, social bonds, sustainable bonds, blue bonds and any bond of a similar nature, related to expenses to promote sustainable development that are included in the Nation’s General Budget;

[MINHANCIENDA BANNER]	Exhibit A

Issuance of the thematic bonds referred to in the previous paragraph is a public credit transaction, defined in Article 2.2.1.1.1. of Decree 1068 of 2015, which may be internal or external. To carry out said public credit transactions the requirements established in current regulations must be met;

Article 2.2.1.3.1. of Decree 1068 of 2015, in line with the definition of public debt securities contained in Article 30 of Law 51 of 1990, amended by Article 10 of Law 533 of 1999, establishes that bonds and other securities with a credit content and a redemption period, issued by state entities, are public debt securities;

Through Resolution No. 1687 of 2021, “Colombia’s Sovereign Green Bond Reference Framework” identified with the ISBN Code:978-958-53553-0-9, was adopted for the issuance of green bonds on behalf of the Nation in the local market and/or in international capital markets;

In Memorandum No. 3-2022-010270 dated August 3, 2022, the Nation’s Sub-directorate of External Financing stated: “(...) in order to promote the Nation’s sustainable financing, a new Reference Framework for Green, Sovereign and Sustainable Bonds for Colombia was developed, to include social categories in addition to the green categories, which is why Colombia’s Reference Framework for Sovereign Green Bonds, adopted through Resolution 1687 of 2021, which only include green categories, had to be replaced. Therefore, in a session on August 1, 2022, the adoption of this new Framework was submitted to the National Liability and Coverage Management Committee. (…)”

By certification of August 1, 2022, the Technical Secretary of the Nation’s Liability and Coverage Management Committee stated: “That on August 1, 2022, as recorded in Minutes 2022-08, the Nation’s Liability and Coverage Management Committee met, and a favorable opinion was issued to replace “Colombia’s Sovereign Green Bonds Reference Framework” adopted by Resolution No. 1687 of July 19, 2021, with the “Colombia’s Sovereign Green, Social and Sustainable Bonds Reference Framework”, and adopted it by administrative act, by virtue of the provisions of Article 4, Law 2073 of 2020.”

RESOLUTION

Article 1. Adoption of Colombia’s Reference Framework for Sovereign Green, Social and Sustainable Bonds.” Adopt “Colombia’s Reference Framework for Sovereign Green, Social and Sustainable Bonds” , identified with the code SBN: 978-958- 53553-3-0, for the issuance of green, social or sustainable bonds on behalf of the Nation in the local market and/or in international capital markets.

[MINHANCIENDA BANNER]	Exhibit A

Paragraph: The document called “Colombia’s Reference Framework for Sovereign Green, Social and Sustainable Bonds” discussed in this Article is an Appendix to this Resolution.

Article 2. Dissemination and Update of Colombia’s Reference Framework for Sovereign Green, Social and Sustainable Bonds. The Ministry of Finance and Public Credit, through the General Directorate of Public Credit and National Treasury, shall keep the document “Colombia’s Reference Framework for Sovereign Green, Social and Sustainable Bonds” published on its website.

In any case, the General Directorate of Public Credit and National Treasury, as it deems pertinent and with prior favorable opinion from the National Liabilities and Coverage Management Committee of the Ministry of Finance and Public Credit, shall update and publish the document “Colombia’s Reference Framework for Sovereign Green, Social and Sustainable Bonds” on the website of the Ministry of Finance and Public Credit.”

Article 3. Validity and Repeal. This Resolution shall take effect on the date of publication in the Official Gazette and shall repeal Resolution No. 1687 of 2021.

LET IT BE PUBLISHED AND EXECUTED.

Bogota, D.C., on 4 AUG. 2022

[Signed]

JOSÉ MANUEL RESTREPO ABONDANO

MINISTER OF FINANCE AND PUBLIC CREDIT

Exhibit B

THE UNDERSIGNED TECHNICAL SECRETARY OF THE INTERPARLIAMENTARY COMISSION OF PUBLIC CREDIT

HEREBY CERTIFIES:

That in the session held on June 14, 2023, the Interparliamentary Public Credit Commission unanimously issued a favorable single opinion to the Nation—Ministry of Finance and Public Credit—to carry out operations related to External Public Credit of up to three billion eight hundred million United States dollars (USD 3.8 billion) or its equivalent in other currencies, to prefinance and/or finance budget appropriations for the fiscal years 2023 and 2024.

Sincerely,

[signed]
LADY NATHALIE GOMEZ ACOSTA
TECHNICAL SECRETARY

Issued in Bogotá D.C. on June 14, 2023

Exhibit C

RESOLUTION 2803

(November 7, 2023)

Whereby the Nation is authorized to issue, subscribe, and place external public debt securities, including thematic securities, in the international capital markets, up to the amount of TWO BILLION FIVE HUNDRED MILLION DOLLARS (USD 2,500,000,000) of the United States of America or its equivalent in other currencies; and other provisions are decreed.

THE MINISTER OF THE MINISTRY OF FINANCE AND PUBLIC CREDIT

Exercising his statutory powers, especially those conferred by the Decree 0024 of January 12, 2023, and article 2.2.1.3.2 and article 2.2.1.4.3, Decree 1068 of 2015 and

WHEREAS

Article 2.2.1.1.1, Decree 1068 of 2015 define the transactions of public credit as such transactions which objective is to grant to a government entity of resources, assets or services with a maturity date, within there are contained, among other, the issuance, subscription and placement of public credit securities;

Subsection 1 of article 2.2.1.3.1, Decree 1068 of 2015 sets forth that “are public debt securities the bonds and other securities of credit content issued by Governmental Entities within the framework of public credit, with a maturity date”;

Article 2.2.1.3.2, Decree 1068 of 2015 sets forth that “The issuance and placement of external public debt, including thematic securities, on behalf of the Nation within the framework of the authorizations conferred to the National Government to celebrate transactions of public credit and assimilated will require authorization, given by a resolution of the Ministry of Finance and Public Credit, which could be granted once the following requirements are meet: 1. Favorable concept of the National Council of Social and Economic Policy—CONPES; and 2. Single Concept from the Interparliamentary Commission of Public Credit, in the case of external debt securities with a maturity term longer than one (1) year”;

Pursuant Article 1 of Resolution 2063, dated as of August 4, 2022, the Ministry of Finance and Public Credit adopted the “Framework for Sovereign Green, Social, and Sustainable Bonds of Colombia” for the issuance of green, social, and sustainable bonds in the name of the Nation in the domestic and/or international capital markets.

Article 24, Law 185 of 1995 establishes that, for any effect set forth in subsection 5 of paragraph 2 of article 41, Law 80 of 1993, the Interparliamentary Commission of Public Credit will issue a definitive concept that will make possible to begin with the necessary arrangements for the transactions of public credit and a definitive concept that will make possible the executions of them in any particular case. The transactions related to the issuance, subscription and placement of bonds and securities are exempted of the aforementioned, in this case the Interparliamentary Commission of Public Credit will issue, once, its opinion.

Pursuant document CONPES 4108 of November 22, 2022, the National Council of Social and Economy Policy -CONPES- issued a favorable opinion “for the Nation to contract transactions related to external public credit for refinancing and/or financing budget appropriations for the terms 2023 and 2024, up to U.S. $ 5,500 million, or its equivalent in other currencies;

Pursuant the certification issued on June 14, 2023 by the Technical Secretary of the Interparliamentary Commission of Public Credit “in the session held on June 14, 2023 the Interparliamentary Commission of Public Credit issue unanimously a single favorable opinion to the Nation—Ministry of Finance and Public Credit, to execute transactions related with External Public Credit for up to hree thousand eight hundred million dollars of the United States of America (U.S. $3,800,000,000) or its equivalent in other currencies, to finance budget appropriations for the terms 2023 and 2024”;

Based on the Memorandum numbered 3-2023-017392 of November 3, 2023, the Director General of Public Credit and National Treasury certifies that “(…) 1. In virtue of the favorable to the Nation issued by the National Council of Social and Economy Policy -CONPES- (…), the Nation has an authorized and unused quota of THREE EIGHT HUNDRED SIXTEEN MILLION NINE HUNDRED SIXTY-FOUR THOUSAND DOLLARS (USD 3,816,964,000) from the United States of America or its equivalent in other currencies. 2. In accordance with the favorable opinion issued to the Nation by the Interparliamentary Public Credit Commission in its session on June 14, 2023, the Nation has not carried out any issuance of foreign bonds in international capital markets. As a result, it has an authorized and unused quota of THREE EIGHT HUNDRED MILLION DOLLARS (USD 3,800,000,000) from the United States of America or its equivalent in other currencies (…)”; and

Through, External Resolution Nº 17 of 2015 and the External Regulatory Circular DODM—145 of October 30, 2015, the Board of the Bank of the Republic and the Bank of the Republic, respectively, established the financial conditions of the issuance and placement of the securities and of the transactions of external indebtedness of the Nation, the territorial entities and their decentralized.

RESOLVES

Article 1. Authorization. To authorize the Nation to issue, subscribe and place securities of external public debt in the international capital markets up to the amount of TWO FIVE HUNDRED MILLION UNITED STATES DOLLARS (USD 2,500,000,000) or its equivalent in other currencies, with the purpose of prefinancing and/or financing budget appropriations for the fiscal years 2023 and/or 2024.

Paragraph. In the event that thematic external public debt securities are issued in accordance with what is authorized in this article, the Nation must comply with the provisions of the Framework for Sovereign Green, Social, and Sustainable Bonds of Colombia, adopted through article 1 of Resolution 2063 of 2022.

Article 2. Financial Conditions. The external public debt securities, including thematic securities, mentioned in the previous article, shall adhere to the financial conditions stipulated in the regulations issued by the Board of Directors of the Bank of the Republic or by the Bank of the Republic, in compliance with the guidelines set forth by it.

Article 3. Other terms and Conditions. The other terms, conditions, and characteristics of the issuance authorized by this Resolution will be determined by the General Directorate of Public Credit and National Treasury of the Ministry of Finance and Public Credit, taking into account the following features:

Redemption period: More than two (2) years, depending on the market to be accessed.

Interest rate: Fixed or variable.

Other expenses and commissions: Those typical of the market for this type of operation.

Article 4. Authorization of related operations. Authorize the Nation to carry out all operations related to the public credit operation described in Article 1 of this Resolution.

Article 5. Taxes. Pursuant article 7, Law 488 of 1998, the payment of principal, interests, commissions and other concepts related with the transactions of external public credit, will be exempted of any class of taxes, stamps, contributions and liens of national character, only when they are executed to persons without residence or domicile in the country.

Article 6. Application of other regulations. The Nation—Ministry of Finance and Public Credit must comply with other regulations of any nature that are applicable, especially External Resolution No. 1 of 2018 of the Board of Directors of the Bank of the Republic, and other regulations that amend, add, or repeal it.

Article 7. Effective Date. This Resolution shall take effect from the date of its publication in the Official Gazette, a requirement that is understood to be fulfilled with the order issued by the Director General of Public Credit and National Treasury of the Ministry of Finance and Public Credit, in accordance with Article 18 of Law 185 of 1995.

LET IT BE PUBLISHED, NOTIFIED AND EXECUTED

Bogota D.C., November 7, 2023

[Signed]

RICARDO BONILLA GONZÁLEZ

MINISTER OF FINANCE AND PUBLIC CREDIT